UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of principal executive office)

Registrant’s telephone number, including area code: (201) 868-5959

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VSI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 11, 2019, Vitamin Shoppe, Inc., a Delaware corporation (the “Company”), held a special meeting of the Company’s stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated as of August 7, 2019, by and among the Company, Franchise Group, Inc., a Delaware corporation (“Parent”), and Valor Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger.

As of the close of business on November 4, 2019, the record date for the Special Meeting, there were 24,101,288 shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”) outstanding, each of which was entitled to one vote with respect to each proposal considered at the Special Meeting. At the Special Meeting, a total of 20,833,506 Common Shares, representing approximately 86.44% of the outstanding Common Shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the proposals described below were considered, each of which is further described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission and first mailed to shareholders on November 12, 2019, as amended or supplemented from time to time.

The final voting results for each proposal are set forth below.

1. Proposal to adopt the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
20,789,494	43,531	481	—

2. Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
18,963,294	1,655,575	214,637	—

3. Proposal to approve any adjournment of the Special Meeting to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the Special Meeting:

Because there were sufficient votes at the Special Meeting to approve the proposal regarding the Merger Agreement, this third proposal was not submitted to the Company’s stockholders for approval at the Special Meeting.

No other business properly came before the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

By:	/s/ David M. Kastin
David M. Kastin
Senior Vice President, General Counsel and Corporate Secretary

Date: December 11, 2019